Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lafayette Bancorporation (No. 333-89851) of our report, dated January 24, 2002, on the consolidated financial statements of Lafayette Bancorporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which report is incorporated by reference in this Form 10-K.


                                        /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP


March 18, 2002
Indianapolis, Indiana